Exhibit 23
                               PUGH & COMPANY, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS
  WILL J. PUGH, CPA
  RONNIE G. CATE, CPA     HOME FEDERAL PLAZA - SUITE 200             MEMBERS
  C. LARRY ELMORE, CPA     315 NORTH CEDAR BLUFF ROAD
  W. JAMES PUGH, JR., CPA  KNOXVILLE, TENNESSEE 37923      AMERICAN INSTITUTE OF
  DANIEL C. FRANKLIN, CPA        ___________        CERTIFIED PUBLIC ACCOUNTANTS
  P. RICK HINCHEY, CPA
  JAMES H. JONES, CPA           P.O. BOX 31409              TENNESSEE SOCIETY OF
  LISA W. HILL, CPA        KNOXVILLE, TENNESSEE     CERTIFIED PUBLIC ACCOUNTANTS
  SUSAN R. FOARD, CPA             37930-1409
                            865-769-0660 800-332-7021
                            TELECOPIER 865-769-1660

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                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors and Shareholders
United Tennessee Bankshares, Inc.
Newport, Tennessee

We consent to incorporation by reference in the Registration Statement (No. 333-41571 and 333-82803) on Form S-8 of United Tennessee Bankshares, Inc. of our report dated March 13, 2003, relating to the consolidated statements of financial condition of United Tennessee Bankshares, Inc. and subsidiary as of December 31, 2002 and 2001, and the related consolidated statements of income, comprehensive income, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2002, which report appears in the December 31, 2002 annual report on Form 10-KSB of United Tennessee Bankshares, Inc. and subsidiary.


                                            /s/ Pugh & Company, P.C.

                                            Certified Public Accountants
                                            Knoxville, Tennessee
                                            March 25, 2003